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                                                                      Exhibit 21

                          Subsidiaries of the Company

 . The Company owns 100% of the capital stock of the Springfield Institution for Savings d/b/a SIS Bank, a Massachusetts chartered stock savings bank (SIS
   Bank) and 100% of the capital stock of the Glastonbury Bank & Trust Company d/b/a GBT, a Connecticut chartered commercial bank (GBT).

 .  The Company also owns, through GBT, 100% of the capital stock of GBT
   Insurance Group, Inc., a Connecticut corporation, which is included in the Company's consolidated financial statements.

 . The Company also owns through SIS Bank, 100% of the capital stock of each of the following subsidiaries, all of which are Massachusetts corporations (unless otherwise indicated) and all of which are included in the Company's consolidated financial statements:
        (1) Commerce Properties, Inc.
        (2) Properties Two, Inc. (Connecticut corporation)
        (3) Village Park Properties, Inc. (Georgia corporation)
        (4) SIS Investment Corporation
        (5) SIS Investment Corporation II
        (6) Sherman Street Corporation
        (7) SIS Center, Inc.
        (8) Newgate Corporation
        (9) Colebrook Corporation
        (10) Colebrook-Leominster, Inc.
        (11) Overlook, Inc.

 . The Company also owns 100% of the capital stock of each of the following subsidiaries through SIS Bank and Colebrook Corporation, all of which are Massachusetts corporations (unless otherwise indicated) and all of which are included in the Company's consolidated financial statements:
        (1) Colebrook Realty Services, Inc.
        (2) Colebrook-Diamond, Inc.
        (3) Colebrook-Riverdale Corporation
        (4) Colebrook/Westor, Corp.

 . In addition, the Company owns, either directly or through the wholly owned subsidiaries of SIS Bank and Colebrook Corporation specified below, the percentage interest in the partnership or corporation set forth opposite each such wholly owned subsidiary.


   Subsidiary                             Partnership or Corporation Owned             Percentage Interest
   ----------                             --------------------------------             -------------------
   (1) Newgate Corporation                Hillman Associates                           100% general partnership
                                          Partnership #4

                                          Wiljon Partnership                           50% general partnership

   (2) Colebrook/Westor Corp.             Westor Corporation                           50% stockholder

   (3) Overlook, Inc.                     Chester Commons                              99% limited partnership

   (4) Sherman Street Corporation         Van Der Hayden                               1% general partnership